Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

CEMEX, S.A.B. de C.V.:

We hereby consent to the incorporation by reference in (i) the Registration Statement on Form S-8 (File No. 333-83962) of CEMEX, S.A.B. de C.V., (ii) the Registration Statement on Form S-8 (File No. 333-86090) of CEMEX, S.A.B. de C.V., and (iii) the Registration Statement on Form S-8 (File No.333-128657) of CEMEX, S.A.B. de C.V. of our reports dated April 22, 2016, with respect to the consolidated balance sheets of CEMEX, S.A.B. de C.V. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 Annual Report on Form 20-F of CEMEX, S.A.B. de C.V.

KPMG Cardenas Dosal, S.C.

/s/ Luis Gabriel Ortiz Esqueda

Monterrey, N.L., México

April 22, 2016